UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Protective Life Insurance Company
(Exact name of registrant as specified in its charter)

Tennessee (State of incorporation or organization)	63-0169720 (I.R.S. Employer Identification No.)
Protective Life Insurance Company 2801 Highway 280 South Birmingham, Alabama (Address of principal executive offices)	35223 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.750% Callable InterNotes® due 2033 of Protective Life Secured Trust 2008-20	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

        Securities Act registration statement file number to which this form relates:    333-126757    (if applicable)

        Securities to be registered pursuant to Section 12(g) of the Act:    None    (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

        The class of securities to be registered hereby are the 6.750% Callable InterNotes® due 2033 of Protective Life Secured Trust 2008-20 (the "Notes").

        The description of the Notes is incorporated by reference to (i) the information appearing under the caption "Description of the Notes" in the registrant's prospectus supplement, dated August 22, 2005, filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the "Act"), and (ii) the registrant's pricing supplement, dated August 22, 2008, filed with the SEC pursant to Rule 424(b)(2) of the Act.

Item 2. Exhibits.

        None.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROTECTIVE LIFE INSURANCE COMPANY (Registrant)
By:	/s/ JUDY WILSON Name: Judy Wilson Title: Senior Vice President

Date: August 27, 2008

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